Exhibit 99.1

Company: TRANSENTERIX

Conference Title: Special Conference Call Senhance FDA Clearance

Moderator: Mark Klausner

Date: October 17, 2017

PRESENTATION

Operator

Good morning, ladies and gentlemen, and welcome to the TransEnterix Conference Call. As a reminder, this conference call is webcast live and recorded.

It is now my pleasure to introduce your host, Mr. Mark Klausner of Westwicke Partners. Please go ahead, sir.

Mark R. Klausner — Westwicke Partners, LLC — Managing Partner

Good morning, and thank you for joining us for TransEnterix’s Senhance FDA clearance conference call. Joining us on today’s call are TransEnterix’s President and Chief Executive Officer, Todd Pope; and its Executive Vice President and Chief Financial Officer, Joe Slattery.

I would like to remind you that this call is being webcast live and recorded. A replay of the event will be available following the call on our website. To access the webcast, please visit the Event section of the IR Section of our website, transenterix.com.

Before we begin, I would like to caution listeners that certain information discussed by management during this conference call are forward-looking statements covered under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those stated or implied by our forward-looking statements due to risks and uncertainties associated with the Company’s business.

The company undertakes no obligation to update the information provided on this call. For a discussion of risks and uncertainties associated with TransEnterix’s business, I encourage you to review the Company’s filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2016, and the Company’s other SEC filings.

With that, I’d like to turn the call over to Todd Pope.

Todd M. Pope — TransEnterix, Inc. — CEO, President and Director

Good morning, and thank you for joining us. On today’s call, I will discuss the recently-announced Senhance Surgical System’s FDA 510(k) clearance and then open up the line for questions.

I would like to start off by saying how excited we are to have achieved FDA clearance for the Senhance, making TransEnterix the first new entrant into abdominal surgical robotics market since the year 2000. I’m incredibly proud of our team of professionals here at TransEnterix, who performed tremendous work in achieving this transformational company milestone. I would also like to recognize the collaborative interaction that we shared with the FDA throughout the entire process.

This is also a significant milestone for the broader surgical robotics industry. Each year, millions of procedures are done laparoscopically in the United States using basic manual tools and instruments. Surgeons are approaching the boundaries of what can be done within minimally-invasive procedures using the currently-available laparoscopic technologies. These same surgeons have been seeking a means to move beyond the current status quo — a way to leverage technology to enhance their laparoscopic training and skills, while at the same time maintain and extend the pursuit of less invasive surgery. In addition, surgeons are seeking a way to improve ergonomics in the operating room. We believe that Senhance addresses these unmet needs.

The Senhance builds on the foundations of laparoscopy and features the security of haptic feedback and eye-sensing camera control for the first time in a robotic surgery platform — making the transition to robotically-assisted laparoscopic procedures easier for laparoscopic surgeons, allowing for accelerated adoption and supporting a rapid utilization ramp. Additionally, our open architecture strategy enables hospitals and surgeons to leverage existing technology investments within their operating room ecosystem.

We continue to expand the list of technologies enabled by this strategy, which I will discuss later in the call.

The Senhance is specifically engineered to manage operative cost and time effectively, making robotic surgery cost-effective on a per procedure basis through the use of fully reusable instruments, which allows surgeons and hospitals the opportunity to bring the benefits of robotics to a broader patient population.

Moving on to the details of the clearance. The Senhance received 510(k) clearance for laparoscopic colorectal surgery and laparoscopic gynecologic surgery. We received the broad indication and recovered for the following procedures; in colorectal surgery, lower anterior resection, total mesorectal excision, right colectomy, left colectomy, transverse colectomy and total colectomy, sigmoidectomy, small bowel resection, rectopexy, abdominoperineal resection and also appendectomy. In gynecologic surgery, total laparoscopic hysterectomy, radical hysterectomy, cystectomy, salpingectomy, oophorectomy, myomectomy, lymphadenectomy, endometrial resection, adnexectomy, omentectomy, parametrectomy and lysis of adhesions, for a total of 23 total procedures. These initial indications give us immediate access to over 1.5 million procedures routinely performed in the United States each year. Importantly, our covered colorectal and gynecologic procedures include use in benign and oncologic treatments in these two specialties.

In conjunction with the robotic system, we received clearance for a three-arm configuration and a complete suite of the necessary laparoscopic instruments designed for use on the Senhance. The decision to submit this configuration was based on several factors, including: product offerings available at the time of the 510(k) submission, regulatory process efficiency, clinical utility and our focus on responsible economics.

In a continuation of our open architecture strategy, our clearance includes compatibility with vision systems offered by Stryker, Novadaq and Conmed. Similarly, with electrosurgical generators, we are labeled for compatibility with the Covidien/Medtronic, Erbe and Conmed systems, which are all widely available in the U.S. market.

In addition, our instruments can be sterilized using standard laparoscopic processes that leverages the hospitals’ existing ecosystem.

Now, I’d like to briefly review our go-to-market strategy in the U.S., which we will detail further on our next regularly-scheduled investor call in early November.

Combining the benefits of robotics with laparoscopic technique and reusable instruments, positions us uniquely in our initial markets of colorectal and gynecology. Having now received clearance, we’re eager to begin selling activities. We began the year with a market development team of five people and we currently have nine people in the field. We have been actively recruiting to fill additional high-value territories by the end of 2017.

The timing of this clearance is excellent given that two of the largest and most relevant surgical meetings of the year are the American College of Surgeons, next week, and the American Association of Gynecologic Laparoscopists, in early November. We will participate in both of these congresses with our system and some of our most experienced clinical users. As we announced in August, we’ve also established our first innovation and training site at Florida Hospital. This, and future sites, will be critical in enabling more surgeons to interact and train on the system. All of these efforts will also be supported by hiring additional field service professionals and clinical representatives, which we will scale based on the number of systems in the field.

As we look beyond the initial launch of the Senhance in the U.S., we expect that our clinical and product development road map through 2018 and beyond, will allow us to expand our sales efforts. Similar to how we leverage our European experience to support our FDA submission, our European presence will continue to allow us to collect additional data to support indication expansion and gain clinical experience with new products prior to bringing them to the U.S. market.

By the end of next year, we expect to expand our indications for use and also offer 3 millimeter instruments, advanced energy and an articulating instrument suite. This combination of indication expansion with product offerings will position us well to accelerate our clinical applicability and commercial success.

I would like to conclude by saying that we are very excited about the achievement of this significant milestone. However, this is just the beginning. We will now shift our focus to making the Senhance a clinical and commercial success in the U.S., bringing this innovative surgical robotic technology to the largest market of laparoscopic surgeons in the world. These are exciting times here at TransEnterix, and I am very enthusiastic about our future.

With that, I would now like to open up the line for questions.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Our first question comes from Rick Wise with Stifel.

Frederick Allen Wise — Stifel, Nicolaus & Company, Incorporated, Research Division — MD & Senior Equity Research Analyst

Congratulations to you and to everybody at TransEnterix. Todd, on the label, how do we think about the implications, the fact that you got these two complex indications approved simultaneously? Was it what you expected? More, less than? And what — how do we read into this approval? What does it say about future FDA interactions and approvals? On a go-forward basis, should we expect now to see additional label expansion of instrument? Do you think — is that going to be an annual event? How do we think about the future as a result?

Todd M. Pope — TransEnterix, Inc. — CEO, President and Director

Well, thank you, Rick. I appreciate the congratulations, and thank you for the question. As far as the indications, we applied for colorectal and GYN. That was the dataset that we had, so we applied for that and we got exactly what we are hoping for. We’re pleased with that. I think when you think about what our future looks like, we’re going to continue to expand the capabilities of the system with tools. We’re going to make sure they’re enabled to work with the Senhance system and file those. In addition to these third-party visualization technologies that we mentioned in the script, we also are going to be looking at kind of a continuation with the FDA of our indication. So, I wouldn’t necessarily call it annual, it’s just going to be a steady cadence. We have sites in Europe that are continuing to create clinical data. And as that data comes over to us, we’ll be filing it with the FDA to continue to expand our indications.

These two indications are obviously bot large, and you’re reading about the list of the individual specific procedures underneath the umbrella of OB/GYN and colorectal, just a reminder of that. So two indications, both large, will you preferentially target the OB/GYN side of things versus colorectal, et cetera? Said differently, maybe you can talk in terms of making a chose like that? What resources are going to be required to go after one or both, how do we think about that?

Todd M. Pope — TransEnterix, Inc. — CEO, President and Director

Well, they’re both large and we’re going to go after both. I would say we’re not going to necessarily try to prioritize one versus the other. As you noted, there’s a lot of procedures that are opened up to us. I would say this is a reminder, too, colorectal surgery is done by general surgeons. So we’ll be calling on general surgeons that do colorectal surgery, and certainly, on GYN. So, we’ve got the resources. We’ll be going out to the appropriate shows and talking to the key opinion leaders in the U.S. just like we had around the world in those two specialties.

Frederick Allen Wise — Stifel, Nicolaus & Company, Incorporated, Research Division — MD & Senior Equity Research Analyst

In the EU you have a four-arm Senhance approved. How crucial is the four-arm system for U.S. uptake and adoption? And when could we see that?

Todd M. Pope — TransEnterix, Inc. — CEO, President and Director

Well, when we thought about our submission, we chose to submit an initial approval for three arms because we looked at our experience in Europe, and the majority of surgeons are using three arms in their clinical practice with Senhance. As we continue to look at future filings with the FDA, we certainly could look at doing four arms. We’ll just kind of evaluate how our early uptake is in U.S.

Frederick Allen Wise — Stifel, Nicolaus & Company, Incorporated, Research Division — MD & Senior Equity Research Analyst

And I’m going to ask one last one. I can ask a million more here. Can you talk, Todd, about your approach to system pricing and procedure pricing? How do we think about your strategy? And what do you think the U.S. market is going to respond to? Is it going to be features? Is it going to be the differentiated technology? Is it going to be more attractive pricing?

Todd M. Pope — TransEnterix, Inc. — CEO, President and Director

Sure. Our system pricing is similar to the existing robotic platform on the market today, with a significant per procedure cost savings because we have a fully-reusable instrument architecture. As it talks about us approaching the market, we have established a relationship with a prominent third-party leasing company, so we’ll be able to go out with the TransEnterix leasing option, which will give a lot of flexibility to our customers. And I think as we’ve had our early discussions, and even over the last couple of days, we’ve heard from a lot of customers, not only surgeons, but hospital executives, thrilled to have choice in robotics. And I think the main things we hear from our customer base is: one, they love some of the features that are not available currently today under robotics, especially around the ability to have haptic feedback, the ability to have eye-tracking software that allows them to control three robotics arms at one time. That really resonates with them from a security standpoint. And then, I would say the other thing is, per procedure pricing is a big deal when people think about what applications they will utilize for robotics. I think currently, most robotic conversions have been taking open procedures to robotics. We’re going to be looking at taking that much broader set of procedures, which were done laparoscopically and moving those to robotics. So that’s kind of the feedback we get from our customers, and we really appreciate the questions, Rick, and look forward to keeping you updated.

Operator

Our next question comes from Glenn Novarro with RBC Capital Markets.

Congratulations as well. Just had some follow-up questions from what Rick had asked. I think Rick had asked about kind of what is next in terms of indications, and you talked about additional indications in 2018. Can you elaborate a little bit more specifically? Are we thinking about prostatectomy? Is it hernia? And what would be the timing of these new indications? That’s my first question.

Todd M. Pope — TransEnterix, Inc. — CEO, President and Director

Yes, Glenn, thank you. I mean we’re not going to get too specific about a road map, but I will say that we expect clearance for expanded indications as early as the first half of 2018. If you take a look at some of our clinical experience and some of our publications that are coming out, we have more and more surgery being done in general surgery, over in Europe, upper abdominal, which does include hernias, gallbladders and the like. But we’re going to probably continue to focus on that expanded indication in the general surgery realm.

Glenn John Novarro — RBC Capital Markets, LLC, Research Division — Analyst

Okay. Now that’s helpful, thank you. Next question has to do with, how should we think about kind of — the timing of system, actual sales? I know in Europe, you talked about capital sales takes four to six quarters. Should we think about four to six quarters as an appropriate time line for you to sell your first Senhance in the U.S.?

Todd M. Pope — TransEnterix, Inc. — CEO, President and Director

I think, typically the sales cycle in the U.S., Europe, any capital equipment in this realm is typically four to six quarters for sure. And we’re excited — we just received our clearance now, we can really truly engage with hospitals in a more meaningful level to kind of build our sales pipeline. But obviously, it’s been a long time here with just one option. So we do have hospitals that are eagerly engaging with us. And we’ll just have to see if some of that pent-up demand plays out any earlier than four to six quarters, but we feel like the normal course of action will be that time frame.

Glenn John Novarro — RBC Capital Markets, LLC, Research Division — Analyst

Okay. And then just my last question. I wonder if you can drill a little bit deeper into the sales strategy. So you have an entrenched player in Intuitive Surgical. Is the focus early on to go to accounts that don’t have robotics, accounts that may — for some reason, Intuitive just couldn’t approach or close a deal? Or is it to go head-to-head versus Intuitive?

Todd M. Pope — TransEnterix, Inc. — CEO, President and Director

Okay. Thank you. We’re really focusing on hospitals that are interested in experiencing the benefits of robotics, particularly across like high-volume laparoscopic procedures. So we can now meet some of the constraints that the hospitals are operating under this value-based healthcare that we continue to hear about. I think up to this point, robotics has been successful. But over the macro scale, penetration is still relatively low. And we think there is a significant opportunity. So we don’t see ourselves competing head-to-head. They’ve been addressing a different surgical population than we do. Their technology was basically an improvement to open surgery. We’re trying to pioneer a new era, really in robotically-assisted laparoscopy. So I think that will certainly get us in some different running lanes than they are in, but when it comes to hospitals, even in Europe, we’ve had some success with hospitals that have elected that their first foray into robotics will be with us and Senhance. And other institutions over there have one or two current systems from the competitor, and they’ve added ours. They are already known to the marketplace and to their patients as a destination for robotics, and they see that Senhance is continuing to broaden their patient offering in robotics. So, I think you have to step back. We all want to drill down into the specifics of execution, but I think this is a big day for robotics, in general. We’ve all talked about over the years, is robotics going to be more of a one-player phenomenon? Or is it going to really become more ubiquitous over the next five or ten years? We believe it’s more the later. We think we are an important step to getting there. And it’s early days for the Robotic industry. I mean, we’re excited about broadening that choice, but I think as you look out over the landscape, this is going to be one of the fastest-growing segments of med-tech, we’re really excited to be at the leading edge of that.

Operator

Next question comes from Larry Keusch with Raymond James.

Lawrence Soren Keusch — Raymond James & Associates, Inc., Research Division — MD

Again congratulations on the approval. So Todd, I wanted to pick up where you just left off. And, look — if you look at Intuitive Surgical, they have been most successful, I think you can argue, where they’ve been able to convert open procedures to laparoscopic procedures, minimally-invasive procedures. You obviously are seeking to do things a little bit differently and enter this realm of robotic laparoscopy. But help us think about really the clinical value proposition for taking a laparoscopic procedure and now making it a robotic laparoscopic procedure.

Todd M. Pope — TransEnterix, Inc. — CEO, President and Director

Certainly. Well, laparoscopic surgery has really not evolved much over the last 30 years. We’ve got straight sticks that surgeons can only really operate two of those. They have to rely on someone else to be their eyes in the surgery and drive a camera. They’re standing up often times in difficult position. So, so much of surgery now has transformed over to laparoscopic surgery. We’ve been surprised that some of the basic benefits of ergonomics and technology has not found its way into laparoscopy. When you can take someone into Senhance, first of all, the overall ability that robotics gives you to give the precision, the strength, the trimmer reduction, when you can take that to a laparoscopic procedure, that’s a big benefit because you are typically using straight sticks with the surgeon and assistant, to try to holdback organs and tissue and do delicate surgery on the end of a long, rigid instrument, it’s difficult. To be able to give them that precision to do that with the Senhance, greatly enhances their comfort, and level to do a little more delicate surgery. As we move toward less invasiveness, we already have a five-millimeter platform, and as we’ve announced in Europe, we have CE Mark for three-millimeter. We look forward to bringing three-millimeter here to the States. This is really going to usher in a new realm of surgery that many people in Europe are starting to dub scarless robotic surgery, when you can take three-millimeter instruments, it’s very difficult to control three-millimeter instruments the way you want to. Robotic technology, the stability of the arms allows them to do that. When you add on the laparoscopic surgeon standing on the tile floor for eight hours a day operating, if you can allow them to sit down, have a much more ergonomic stance, take the pressure off their arms, to be able to pause surgery and not have to lose the place inside the body where you are, when you cannot rely on someone else to drive your camera, like in laparoscopic surgery, which is adds time and effort to a lap surgery, when the surgeon is now able to control that with just their eyes, now they can simultaneously control three robotic arms, two instruments and the camera. Now they can start doing multi-quadrant surgery, which has been very difficult with current robotic technology because you have to pause and reposition your camera. So these are some of the things that we continue to hear from our early users that they see as a big benefit versus laparoscopic surgery. I would say the last thing is, one thing that’s certainly held robotic surgery back from broader adoption is the fact that they’ve been focused on per procedure cost, and when you take an open surgery and make it robotic, you usually get a length of stay benefit in the hospital, which can kind of offset some per procedure increases. With Senhance, keeping our per procedure cost more like laparoscopy, we can really start looking at more high-volume laparoscopic cases. They can enjoy all these benefits that I just explained that Senhance brings. So, we can change the paradigm a little bit. Not having to do robotic surgery just on those few procedures that we can “justify.” And then I’ll just say lastly, as we’re heading into the American College of Surgery Meeting next week in San Diego, the American College of Surgery just put out a statistic that 87% of laparoscopic surgeons suffer from performance-related symptoms. So, said it another way, I think, OSHA has not made it into the operating room, these surgeons are putting a very difficult physical position each and every day in the OR. And they’re really starting to benefit from some of these attributes of Senhance. So a little bit of a long question, Larry, but I feel like it encompassed quite a few things that other people have been asking, and hope it addresses your question.

Lawrence Soren Keusch — Raymond James & Associates, Inc., Research Division — MD

No, that was really helpful. I guess, the one follow on to that, then I just had a couple of quick ones. You obviously mentioned a lot of the reasons why the Senhance is so attractive for surgeons looking at this system. But you didn’t really mention improvements in clinical outcomes. You talked about the surgeon benefits. You talked about less scarring. But is it the right way and is a way that you’re going to after this market, not necessarily to focus on clinical benefit, and again, focus more on the other attributes that you talked about?

Todd M. Pope — TransEnterix, Inc. — CEO, President and Director

I think the attributes are important because they haven’t been addressed. But obviously, clinical benefits that any technology brings is going to be important. And I think, we’re going to be focusing more and more on that as our data continues to compile. We have seven different systems around the world now and five different countries doing surgery. And as we continue to gather data, we’re going to be opening up a registry in Europe. And as we gather that data, I think, we’ll be able to stand up and both publish and get it to podium and talk about some of the clinical benefits. Because we certainly believe some of the attributes that I listed earlier will certainly portend into clinical benefits. So we think it will be important. I just think when you have data, it helps to talk about those.

Lawrence Soren Keusch — Raymond James & Associates, Inc., Research Division — MD

Yes. I totally understand and appreciate that. So just a couple of other quick ones. So the three-arm configuration that you got approval for here in the U.S. does that suggest that you need another physician or surgeon at the patient side to manipulate a fourth instrument to extents you need it?

Todd M. Pope — TransEnterix, Inc. — CEO, President and Director

Well, in almost every robotic surgery that we see done, someone else is scrubbed in into the field, whether it’s to operate one of the ports, operate instrument, switch something else. So that’s not adding a person. That’s just utilizing a person that’s already there in the — inside the sterile field.

Lawrence Soren Keusch — Raymond James & Associates, Inc., Research Division — MD

Okay. Perfect. And then last two, so the reps, I think, you said that you have nine currently. Give us some sense of where you want to try to take that, and perhaps a time line around that? And the other one is, you mentioned pricing would be similar to da Vinci, but Intuitive has kind of a slew of pricing out there between Xi all the way down to refurbished Si. So which is the right way to think about that?

Todd M. Pope — TransEnterix, Inc. — CEO, President and Director

Yes, as far as sales professionals, we’ve got nine out there now that are really positioned well geographically. There are probably four to five other territories that we think are important that we’ve been interviewing all along the way. And I think we can move to get those closed with our approval now. And we look to have those closed and have those people seated in those territories by the end of the year. So that’s what our early thoughts are there. And then we’ll take it from there. I would say as far as pricing, as we’ve said in Europe and you’ve seen from some of our sales in Europe, our capital price is really more closely aligned to their top of the end capital over there. We’ve found that hospitals buy capital on a myriad of different fronts each and every year. And it’s amazing how many pieces of capital equipment does run through a hospital purchasing cycle each year. They can usually find the money for the capital. What they really struggle with is, when they get a device in the operating room, they’re still dealing with reimbursement codes that are based of laparoscopic surgery. There’s not a set of robotic reimbursement codes that are higher than lap. So when they are trying to overlay a technology versus a laparoscopic reimbursement code, that’s where there’s been a lot of stress as far as broadening the application for robotics. We think when we get in there, try to move the per procedure cost closer to laparoscopy, we’re going to open up a lot of other procedures that currently are being thought about for robotics.

Jeffrey Scott Cohen — Ladenburg Thalmann & Co. Inc., Research Division — MD of Equity Research

Can you hear me, okay?

Todd M. Pope — TransEnterix, Inc. — CEO, President and Director

Certainly.

Jeffrey Scott Cohen — Ladenburg Thalmann & Co. Inc., Research Division — MD of Equity Research

Congratulations. Fantastic news. Wondered if you could give us a little more color, Todd, as far as — commentary as far as insufflation as well as advanced energy and timing around that? And how you think about it as far as both capital and recurring revenues? And talk a little bit about some of the technological innovation that you’re involved with both internally as well as how you look at things externally? And how that may play out over the next year or two or three?

Todd M. Pope — TransEnterix, Inc. — CEO, President and Director

Certainly. Thanks, Jeff, and appreciate the congratulations. As we think about our technology offering, we hear some companies talk about the ecosystem they’ve created. What we hear from hospitals is, the hospitals have an ecosystem. They’ve created an ecosystem over many years, and they would like partners like TransEnterix to try to offer products that fit within their ecosystem. They want to be able to use their own operating room beds, and not have to change it out. They’ve negotiated for trocar contracts. They want to be able to use whatever trocars that they already have in place, which they can with Senhance. And there’s these high physician preference items, like visualization. If you’re an account and you’ve worked with your surgeon, and they have a high preference for a certain video camera, they not only like the way that image works, they are used to working with it, then the hospital administration is already invested in those video towers. If you now can roll in a Stryker or a Novadaq tower and plug it right into Senhance, the administration is using capital investment that they’ve already invested, and now the physicians are being able to use a high surgeon preference item that they are used to use in laparoscopy with Senhance. They don’t have to make any changes. So we really think the ecosystem of the hospital is what we’re trying to work within, and we’re excited about that for sure. I think, when we think about advanced energy, that’s something that we’re going to continue to add on, that will be in 2018. We’ve talked a little bit about three-millimeter instrumentation. There’s a lot of excitement about that. We’re getting good feedback in Europe, and we’re trying to bring that there. And then, certainly, articulating instruments we mentioned, we’ll be offering a suite of those throughout 2018. So we’ll go deeper on our next call on November 9, but we’re — as I mentioned a moment ago, it really just is the beginning for us now. We’re super excited about getting out there with this broad indication with the — the sets, the features and benefits we offer that are being very well-received, both on the feature side and the economic side. And I think there’s a lot more to come from TransEnterix in the coming year. So thanks for your question.

Jeffrey Scott Cohen — Ladenburg Thalmann & Co. Inc., Research Division — MD of Equity Research

Would you anticipate that the advanced energy would be a three-millimeter capability next year? And could you talk a little bit about the generator as well as your recurring revenue stream? How do you think about that?

Those are all things we will go into more on November 9th, any specifics on products for sure and we are like most capital equipment companies when it comes to revenue, we’re going to able to sell capital, we’ll have a service revenue stream, and, certainly, we’ll be selling instruments also. So I think we’ve got a broad-based way to drive revenue there. Thank you, Jeff.

Operator

That concludes our question-and-answer session for today. I would now like to turn the call back over to Todd Pope for closing remarks.

Todd M. Pope — TransEnterix, Inc. — CEO, President and Director

Well, again, thank you all for joining us today. It’s a big day for TransEnterix and the industry. And we certainly look forward to updating you on our third quarter conference call on November 9. Thank you.

Operator

Ladies and gentlemen, thank you for your participation in today’s conference. This does conclude the program. You may now disconnect. Everyone, have a great day.